UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 13, 2009

AgFeed Industries, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	001-33674	20-2597168
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite A1001-1002, Tower 16, Hengmao Int'l Center
Nanchang City, Jiangxi Province, China 330003
(Address of principal executive offices; zip code)

Registrant’s telephone number, including area code:      86-791-6669093

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(a)           On April 13, 2009, AgFeed Industries, Inc. ("AgFeed" or the "Company") received a letter from the Listing Qualifications Department of the NASDAQ Stock Market ("Nasdaq") advising the Company that the Company's issuance of common stock and warrants in a registered direct offering on December 31, 2008 (the "December 2008 Financing") violated the shareholder approval requirement of Marketplace Rule 5635(d)(2).  Marketplace Rule 5635(d)(2) requires that a company obtain shareholder approval shareholder approval for the issuance of common stock or securities exercisable for common stock equal to 20% or more of the common stock outstanding before the issuance for less than the greater of book or market value of the stock.

As we previously disclosed in a Current Report on Form 8-K filed with the Securities and Exchange Commission on March 5, 2009  in a letter to Nasdaq dated February 27, 2009, AgFeed agreed to seek shareholder approval at its 2009 Annual Meeting of Shareholders for its sale of common stock and warrants in the December transaction. In the letter and subsequent conversations with Nasdaq's staff, AgFeed also agreed to not effect exercises of the warrants prior to the date of shareholder approval.
The Company has scheduled its annual meeting for June 11, 2009.  Nasdaq's letter provided the Company with an extension until June 12, 2009 to evidence compliance with the shareholder approval requirements. It also indicated that if the Company did not satisfy the terms, Nasdaq's Staff would provide written notification that the Company's securities will be delisted, subject to the right of the Company to appeal the Staff's determination.

Members of the Company's management having the right to vote 11,460,024 shares of the Company's common stock (representing approximately 30% of the outstanding common stock) have agreed to vote in favor of the ratification. The December 2008 Financing will be approved if a majority of the votes cast on the transaction at the annual meeting vote to approve it, not counting any votes represented by the shares purchased in the December transaction which are voted by an investor in that transaction.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2009, Ms. Selina Jin was appointed to serve as Chief Financial Officer and Chief Accounting Officer of AgFeed, effective immediately.  Ms. Jin replaced Mr. Liangfan Yan in this position.  Mr. Yan will continue to serve the Company as its internal controller, with primary responsibility for performing internal audits of the Company's risk management and internal controls.

Ms. Jin, age 34, joined the Company as its Assistant Chief Financial Officer in June 2008. Prior to joining the Company, Ms. Jin was employed as Chief Financial Officer of Changsha Zhan Hong Energy Chemical Co. Ltd. from 2004 to 2006.  From 2003 to 2004, Ms. Jin was Assistant Chief Executive Officer at Citia International Ltd. N. Z., Ms. Jin was an assistant professor in the Business School of Central South University from 1997 to 2003. Ms. Jin received her bachelor’s degree in accounting from Hunan University in 1997 and her Master of Business Administration in Finance and Accounting from Shanghai University of Financial and Economics in 2008.  Ms. Jin is a member of the China Association of Chief Financial Officers), the Institute of Management Accountants and the International Financial Management Association.

AgFeed entered into an Employment Agreement with Ms. Jin on April 15, 2009, to serve as Chief Financial Officer of AgFeed and its subsidiaries.  The current term of Ms. Jin’s Employment Agreement ends on April 15, 2012, and the agreement term automatically renews for successive biennial terms unless terminated in advance of the end of the initial term or any renewal term.

Pursuant to the Employment Agreement, Ms. Jin is entitled to the following: (i) an initial base salary of 120,000 Chinese Yuan Renminbi ("RMB") (equivalent to approximately $17,560 based upon the current conversion rate of $1.00 = RMB6.83223), (ii) a potential bonus, (iii) vacations as provided to all Company employees and (iv) reimbursement of pre-approved business expenses. In the event of Ms. Jin's termination without "cause," or in the event of death or disability or a "constructive termination," the Company shall pay the Executive a lump sum severance amount commensurate with the length of her service.  Additionally, subject to appropriate approvals, including approval of the Compensation Committee of AgFeed's Board of Directors, Ms. Jin was granted a stock option to acquire 30,000 shares of AgFeed's common stock, par value $0.001 per share, under AgFeed's 2008 Long-Term Incentive Plan (the "Plan") provided that Ms. Jin is employed by the Company on the applicable vesting dates.  Except as otherwise set forth in her employment agreement, in the event that she ceases to be employed by AgFeed prior to the initial vesting date, the option is forfeited and deemed void and of no effect.

For purposes of the employment agreement: (X) "cause" means (1) a refusal, failure, or inability to perform any reasonable assigned duties; (2) a material breach or violation of this Agreement; (3) conduct by Ms. Jin that constitutes gross negligence or wilful misconduct; (4) material failure to follow AgFeed's policies, directives, or orders applicable to AgFeed employees holding comparable positions; (5) intentional destruction or theft of AgFeed property or falsifications of AgFeed documents; (6) conviction of a felony or any crime involving moral turpitude or a misdemeanor where imprisonment in excess of fifteen (15) days is imposed; or (7) violation of AgFeed's Code of Conduct and (Y) "constructive termination" generally means (1) material reduction of the scope of Ms. Jin's duties for forty (40) consecutive business days, (2) a material reduction in base salary, or (3) continued assignment to her of any duties materially inconsistent with the level of her position with the Company.

Item 7.01               Regulation FD Disclosure.

On April 17, 2009, AgFeed issued a press release announcing (i) the appointment of Ms. Jin to the positions of Chief Financial Officer and Chief Accounting Officer of AgFeed and (ii) receipt of a determination letter from the Listing Qualifications Department of Nasdaq.  A copy of the press release is attached hereto as Exhibit 99.1.

This exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of AgFeed under the Securities Act of 1933, as amended, or the Exchange Act.

Item 8.01.              Other Events.

The Company incorporates herein by reference the information provided in Item 3.01(a) of this Current Report on Form 8-K.  The Company has filed with the SEC a preliminary proxy statement on Schedule 14A in connection with its 2009 Annual Meeting. SHAREHOLDERS OF THE COMPANY AND OTHER INTERESTED PERSONS ARE ADVISED TO READ, WHEN AVAILABLE, THE COMPANY'S DEFINITIVE PROXY STATEMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES FOR THE ANNUAL MEETING BECAUSE THIS PROXY STATEMENT WILL CONTAIN IMPORTANT INFORMATION. The definitive proxy statement will be mailed to shareholders as of a record date for the annual meeting. Shareholders will also be able to obtain a copy of the definitive proxy statement, without charge, once available. The definitive proxy statement, when filed, and other relevant documents can also be obtained, without charge, at the SEC’s Internet site http://www.sec.gov or by contacting AgFeed at (917) 804-3584. As a result of the review by the SEC of the preliminary proxy statement, AgFeed may be required to make changes to the information contained in the preliminary proxy statement.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description of Exhibit

10.18	Employment Agreement, dated as of the 15th day of April, 2009, by and between AgFeed and Selina Jin
99.1	Press Release of AgFeed Industries, Inc. dated April 17, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 17, 2009

AGFEED INDUSTRIES, INC.
By:	/s/ Gerard Daignault
Gerard Daignault
Chief Operating Officer